EXHIBIT 4 - SAMPLE SUBSCRIPTION
AGREEMENT
SUBSCRIPTION AGREEMENT
FOR QUALIFIED PURCHASERS
Multi-Housing Income REIT, Inc.,
a Maryland Corporation

THIS SUBSCRIPTION AGREEMENT (this
"Agreement" or this "Subscription")
is made and entered into as of
_____, 201_, by and between the
undersigned (the "Subscriber,"
"Investor," or "you") and Multi-
Housing Income REIT, Inc, a
Maryland corporation (the "Company"
or "we" or "us" or "our"), with
reference to the facts set forth
below.
WHEREAS, subject to the terms and
conditions of this Agreement, the
Subscriber wishes to irrevocably
subscribe for and purchase (subject
to acceptance of such subscription
by the Company) certain shares of
Common Stock (the "Common Stock"),
as set forth in Section 1 and on
the signature page hereto, offered
pursuant to that certain Offering
Circular, dated as of May 4, 2018
(the "Offering Circular") of the
Company.
NOW, THEREFORE, in order to
implement the foregoing and in
consideration of the mutual
representations, warranties,
covenants and agreements contained
herein and for other good and
valuable consideration, the receipt
and adequacy of which are hereby
acknowledged, the parties hereto
agree as follows:
1.	Subscription for and
Purchase of the Common
Stock.

      1.1	Subject to the express
terms and conditions of this
Agreement, the Subscriber hereby
irrevocably subscribes for and
agrees to purchase the Common Stock
(the "Purchase") in the amount of
the purchase price (the "Purchase
Price") set forth on the signature
page to this Agreement.

      1.2	The Subscriber must
initially purchase at least 200
shares of Common Stock in this
offering, or $2,000 based on the
initial offering price per share.
There is a minimum subscription
requirement on additional purchases
after the Subscriber has purchased
the requisite minimum of 200 shares
of Common Stock. This minimum is at
least 10 additional shares of
Common Stock, or $200 based on the
initial offering price per share.

      1.3	The offering of Common
Stock is described in the Offering
Circular, that is available through
our online website platforms
www.upsideavenue.com (the "Sites"),
as well as on the SEC's EDGAR
website. Please read this
Agreement, the Offering Circular,
and the Company's Charter (the
"Charter"). While they are subject
to change, as described below, the
Company advises you to print and
retain a copy of these documents
for your records. By signing
electronically below, you agree to
the following terms together with
the Terms and Conditions and the
Terms of Use, consent to the
Company's Privacy Policy, and agree
to transact business with us and to
receive communications relating to
the Common Stock electronically.

      1.4	The Company has the right
to reject this Subscription in
whole or in part for any reason.
The Subscriber may not cancel,
terminate or revoke this Agreement,
which, in the case of an
individual, shall survive his death
or disability and shall be binding
upon the Subscriber, his heirs,
trustees, beneficiaries, executors,
personal or legal administrators or
representatives, successors,
transferees and assign.

      1.5	Once you make a funding
commitment to purchase Common
Stock, it is irrevocable until the
Common Stock is issued, the
Purchase is rejected by the
Company, or the Company otherwise
determines not to consummate the
transaction.

      1.6	The undersigned has
received and read a copy of the
Company's Charter and agrees that
its execution of this Subscription
Agreement constitutes its consent
to such Charter, and, that upon
acceptance of this Subscription
Agreement by the Company, the
undersigned will become a member of
the Company as a holder of Common
Stock. When this Subscription
Agreement is countersigned by the
Company, the Charter shall be
binding upon the undersigned as of
the settlement date.

      2.	Purchase of the Common
Stock.

      2.1	The Subscriber
understands that the Purchase Price
is payable with the execution and
submission of this Agreement, and
accordingly, is submitting herewith
to the Company the Purchase Price
as agreed to by the Company on the
Site.

      2.2	If the Company returns
the Subscriber's Purchase Price to
the Subscriber, the Company will
not pay any interest to the
Subscriber.

      2.3	If this Subscription is
accepted by the Company, the
Subscriber agrees to comply fully
with the terms of this Agreement,
the Common Stock and all other
applicable documents or instruments
of the Company, including the
Charter. The Subscriber further
agrees to execute any other
necessary documents or instruments
in connection with this
Subscription and the Subscriber's
purchase of the Common Stock.

      2.4	In the event that this
Subscription is rejected in full or
the offering is terminated, payment
made by the Subscriber to the
Company for the Common Stock will
be refunded to the Subscriber
without interest and without
deduction, and all of the
obligations of the Subscriber
hereunder shall terminate. To the
extent that this Subscription is
rejected in part, the Company shall
refund to the Subscriber any
payment made by the Subscriber to
the Company with respect to the
rejected portion of this
Subscription without interest and
without deduction, and all of the
obligations of Subscriber hereunder
shall remain in full force and
effect except for those obligations
with respect to the rejected
portion of this Subscription, which
shall terminate.

      3.	Investment
Representations and Warranties of
the Subscriber.

The Subscriber represents and
warrants to the Company the
following:
      3.1	The information that the
Subscriber has furnished herein,
including (without limitation) the
information furnished by the
Subscriber upon signing up for the
Sites regarding whether Subscriber
qualifies as (i) an "accredited
investor" as that term is defined
in Rule 501 under Regulation D
promulgated under the Securities
Act of 1933, as amended (the "Act")
and/or (ii) a "qualified purchaser"
as that term is defined in
Regulation A promulgated under the
Act, is correct and complete as of
the date of this Agreement and will
be correct and complete on the
date, if any, that the Company
accepts this subscription. Further,
the Subscriber shall immediately
notify the Company of any change in
any statement made herein prior to
the Subscriber's receipt of the
Company's acceptance of this
Subscription, including, without
limitation, Subscriber's status as
an "accredited investor" and/or
"qualified purchaser". The
representations and warranties made
by the Subscriber may be fully
relied upon by the Company and by
any investigating party relying on
them.

      3.2	The Subscriber, if an
entity, is, and shall at all times
while it holds Common Stock remain,
duly organized, validly existing
and in good standing under the laws
of the state or other jurisdiction
of the United States of America of
its incorporation or organization,
having full power and authority to
own its properties and to carry on
its business as conducted. The
Subscriber, if a natural person, is
eighteen (18) years of age or
older, competent to enter into a
contractual obligation, and a
citizen or resident of the United
States of America. The principal
place of business or principal
residence of the Subscriber is as
shown on the signature page of this
Agreement.

      3.3	The Subscriber has the
requisite power and authority to
deliver this Agreement, perform
his, her or its obligations set
forth herein, and consummate the
transactions contemplated hereby.
The Subscriber has duly executed
and delivered this Agreement and
has obtained the necessary
authorization to execute and
deliver this Agreement and to
perform his, her or its obligations
herein and to consummate the
transactions contemplated hereby.
This Agreement, assuming the due
execution and delivery hereof by
the Company, is a legal, valid and
binding obligation of the
Subscriber enforceable against the
Subscriber in accordance with its
terms.

      3.4	At no time has it been
expressly or implicitly
represented, guaranteed or
warranted to the Subscriber by the
Company or any other person that:

      (a)	A percentage of
profit and/or amount or type
of gain or other consideration
will be realized as a result
of this investment; or

      (b)	The past performance
or experience on the part of
the Company and/or its
officers or directors in any
way indicates the predictable
or probable results of the
ownership of the Common Stock
or the overall Company
venture.

      3.5	The Subscriber has
received this Agreement, the
Offering Circular and the Charter.
The Subscriber and/or the
Subscriber's advisors, who are not
affiliated with and not compensated
directly or indirectly by the
Company or an affiliate thereof,
have such knowledge and experience
in business and financial matters
as will enable them to utilize the
information which they have
received in connection with the
Company and its business to
evaluate the merits and risks of an
investment, to make an informed
investment decision and to protect
Subscriber's own interests in
connection with the Purchase.

      3.6	The Subscriber
understands that the Common Stock
being purchased is a speculative
investment which involves a
substantial degree of risk of loss
of the Subscriber's entire
investment in the Common Stock, and
the Subscriber understands and is
fully cognizant of the risk factors
related to the purchase of the
Common Stock. The Subscriber has
read, reviewed and understood the
risk factors set forth in the
Offering Circular.

      3.7	The Subscriber
understands that any forecasts or
predictions as to the Company's
performance are based on estimates,
assumptions and forecasts that the
Company believes to be reasonable
but that may prove to be materially
incorrect, and no assurance is
given that actual results will
correspond with the results
contemplated by the various
forecasts.

      3.8	The Subscriber is able to
bear the economic risk of this
investment and, without limiting
the generality of the foregoing, is
able to hold this investment for an
indefinite period of time. The
Subscriber has adequate means to
provide for the Subscriber's
current needs and personal
contingencies and has a sufficient
net worth to sustain the loss of
the Subscriber's entire investment
in the Company.

      3.9	If the Subscriber does
not qualify as an "accredited
investor," that the amount of
Common Stock being purchased by the
Subscriber does not exceed 10% of
the greater of the Subscriber's
annual income or net worth (for
natural persons), or 10% of the
greater of the Subscriber's annual
revenue or net assets at fiscal
year-end (for non-natural persons).

      3.10	The Subscriber has had an
opportunity to ask questions of the
Company or anyone acting on its
behalf and to receive answers
concerning the terms of this
Agreement and the Common Stock, as
well as about the Company and its
business generally, and to obtain
any additional information that the
Company possesses or can acquire
without unreasonable effort or
expense, that is necessary to
verify the accuracy of the
information contained in this
Agreement. Further, all such
questions have been answered to the
full satisfaction of the
Subscriber.

      3.11	The Subscriber agrees to
provide any additional
documentation the Company may
reasonably request, including
documentation as may be required by
the Company to form a reasonable
basis that the Subscriber qualifies
as an "accredited investor" as that
term is defined in Rule 501 under
Regulation D promulgated under the
Act, or otherwise as a "qualified
purchaser" as that term is defined
in Regulation A promulgated under
the Act, or as may be required by
the securities administrators or
regulators of any state, to confirm
that the Subscriber meets any
applicable minimum financial
suitability standards and has
satisfied any applicable maximum
investment limits.

      3.12	The Subscriber
understands that no state or
federal authority has scrutinized
this Agreement or the Common Stock
offered pursuant hereto, has made
any finding or determination
relating to the fairness for
investment of the Common Stock, or
has recommended or endorsed the
Common Stock, and that the Common
Stock has not been registered or
qualified under the Act or any
state securities laws, in reliance
upon exemptions from registration
thereunder.

      3.13	The Subscriber
understands that the Company has
not been registered under the
Investment Company Act of 1940.

      3.14	The Subscriber is
subscribing for and purchasing the
Common Stock without being
furnished any offering literature,
other than the Offering Circular,
the Charter and this Agreement, and
such other related documents,
agreements or instruments as may be
attached to the foregoing documents
as exhibits or supplements thereto,
or as the Subscriber has otherwise
requested from the Company in
writing, and without receiving any
representations or warranties from
the Company or its agents and
representatives other than the
representations and warranties
contained in said documents, and is
making this investment decision
solely in reliance upon the
information contained in said
documents and upon any
investigation made by the
Subscriber or Subscriber's
advisors.

      3.15	The Subscriber's true and
correct full legal name, address of
residence (or, if an entity,
principal place of business), phone
number, electronic mail address,
United States taxpayer
identification number, if any, and
other contact information are
accurately provided on signature
page hereto. The Subscriber is
currently a bona fide resident of
the state or jurisdiction set forth
in the current address provided to
the Company. The Subscriber has no
present intention of becoming a
resident of any other state or
jurisdiction.

      3.16	The Subscriber is
subscribing for and purchasing the
Common Stock solely for the
Subscriber's own account, for
investment purposes only, and not
with a view toward or in connection
with resale, distribution (other
than to its stockholders or
members, if any), subdivision or
fractionalization thereof. The
Subscriber has no agreement or
other arrangement, formal or
informal, with any person or entity
to sell, transfer or pledge any
part of the Common Stock, or which
would guarantee the Subscriber any
profit, or insure against any loss
with respect to the Common Stock,
and the Subscriber has no plans to
enter into any such agreement or
arrangement.

      3.17	The Subscriber represents
and warrants that the execution and
delivery of this Agreement, the
consummation of the transactions
contemplated thereby and hereby and
the performance of the obligations
thereunder and hereunder will not
conflict with or result in any
violation of or default under any
provision of any other agreement or
instrument to which the Subscriber
is a party or any license, permit,
franchise, judgment, order, writ or
decree, or any statute, rule or
regulation, applicable to the
Subscriber. The Subscriber confirms
that the consummation of the
transactions envisioned herein,
including, but not limited to, the
Subscriber's Purchase, will not
violate any foreign law and that
such transactions are lawful in the
Subscriber's country of citizenship
and residence.

      3.18	The Company's intent is
to comply with all applicable
federal, state and local laws
designed to combat money laundering
and similar illegal activities,
including the provisions of the
Uniting and Strengthening America
by Providing Appropriate Tools
Required to Intercept and Obstruct
Terrorism Act of 2001 (the "PATRIOT
Act"). Subscriber hereby
represents, covenants, and agrees
that, to the best of Subscriber's
knowledge based on reasonable
investigation:

       (a)	None of the
Subscriber's funds tendered
for the Purchase Price
(whether payable in cash or
otherwise) shall be derived
from money laundering or
similar activities deemed
illegal under federal laws and
regulations.

       (b)	To the extent within
the Subscriber's control, none
of the Subscriber's funds
tendered for the Purchase
Price will cause the Company
or any of its personnel or
affiliates to be in violation
of federal anti-money
laundering laws, including
(without limitation) the Bank
Secrecy Act (31 U.S.C. 5311 et
seq.), the United States Money
Laundering Control Act of 1986
or the International Money
Laundering Abatement and Anti-
Terrorist Financing Act of
2001, and/or any regulations
promulgated thereunder.

       (c)	When requested by
the Company, the Subscriber
will provide any and all
additional information, and
the Subscriber understands and
agrees that the Company may
release confidential
information about the
Subscriber and, if applicable,
any underlying beneficial
owner or Related Person  to
U.S. regulators and law
enforcement authorities,
deemed reasonably necessary to
ensure compliance with all
applicable laws and
regulations concerning money
laundering and similar
activities. The Company
reserves the right to request
any information as is
necessary to verify the
identity of the Subscriber and
the source of any payment to
the Company. In the event of
delay or failure by the
Subscriber to produce any
information required for
verification purposes, the
subscription by the Subscriber
may be refused.

       (d)	Neither the
Subscriber, nor any person or
entity controlled by,
controlling or under common
control with the Subscriber,
any of the Subscriber's
beneficial owners, any person
for whom the Subscriber is
acting as agent or nominee in
connection with this
investment nor, in the case of
a Subscriber which is an
entity, any Related Person is:

       (i)	a Prohibited
Investor;

       (ii)	a Senior
Foreign Political Figure,
any member of a Senior
Foreign Political
Figure's "immediate
family," which includes
the figure's parents,
siblings, spouse,
children and in-laws, or
any Close Associate of a
Senior Foreign Political
Figure, or a person or
entity resident in, or
organized or chartered
under, the laws of a Non-
Cooperative Jurisdiction;

       (iii)	a person or
entity resident in, or
organized or chartered
under, the laws of a
jurisdiction that has
been designated by the
U.S. Secretary of the
Treasury under Section
311 or 312 of the PATRIOT
Act as warranting special
measures due to money
laundering concerns; or
Bank without a physical
presence in any country,
but does not include a
regulated affiliate;
"Foreign Bank" shall mean
an organization that (i)
is organized under the
laws of a foreign
country, (ii) engages in
the business of banking,
is recognized as a bank
by the bank supervisory
or monetary authority of
the country of its
organization or principal
banking operations, (iv)
receives deposits to a
substantial extent in the
regular course of its
business, and (v) has the
power to accept demand
deposits, but does not
include the U.S. branches
or agencies of a foreign
bank; "Non-Cooperative
Jurisdiction" shall mean
any foreign country that
has been designated as
noncooperative with
international anti-money
laundering principles or
procedures by an
intergovernmental group
or organization, such as
the Financial Task Force
on Money Laundering, of
which the U.S. is a
member and with which
designation the U.S.
representative to the
group or organization
continues to concur;
"Prohibited Investor"
shall mean a person or
entity whose name appears
on (i) the List of
Specially Designated
Nationals and Blocked
Persons maintained by the
U.S. Office of Foreign
Assets Control; (ii)
other lists of prohibited
persons and entities as
may be mandated by
applicable law or
regulation; or (iii) such
other lists of prohibited
persons and entities as
may be provided to the
Company in connection
therewith; "Related
Person" shall mean, with
respect to any entity,
any interest holder,
director, senior officer,
trustee, beneficiary or
grantor of such entity;
provided that in the case
of an entity that is a
publicly traded company
or a tax qualified
pension or retirement
plan in which at least
100 employees participate
that is maintained by an
employer that is
organized in the U.S. or
is a U.S. government
entity, the term "Related
Person" shall exclude any
interest holder holding
less than 5% of any class
of securities of such
publicly traded company
and beneficiaries of such
plan; "Senior Foreign
Political Figure" shall
mean a senior official in
the executive,
legislative,
administrative, military
or judicial branches of a
foreign government
(whether elected or not),
a senior official of a
major foreign political
party, or a senior
executive of a foreign
government-owned
corporation. In addition,
a Senior Foreign
Political Figure includes
any corporation, business
or other entity that has
been formed by, or for
the benefit of, a Senior
Foreign Political Figure.

       (iv)	a person or
entity who gives
Subscriber reason to
believe that its funds
originate from, or will
be or have been routed
through, an account
maintained at a Foreign
Shell Bank, an "offshore
bank," or a bank
organized or chartered
under the laws of a Non-
Cooperative Jurisdiction.

       (e)	The Subscriber
hereby agrees to immediately
notify the Company if the
Subscriber knows, or has
reason to suspect, that any of
the representations in this
Section 3.18 have become
incorrect or if there is any
change in the information
affecting these
representations and covenants.

       (f)	The Subscriber
agrees that, if at any time it
is discovered that any of the
foregoing anti-money
laundering representations are
incorrect, or if otherwise
required by applicable laws or
regulations, the Company may
undertake appropriate actions,
and the Subscriber agrees to
cooperate with such actions,
to ensure compliance with such
laws or regulations,
including, but not limited to
segregation and/or redemption
of the Subscriber's interest
in the Common Stock.

3.19	The Subscriber
represents and warrants
that the Subscriber is
either:

      (a)	Purchasing the
Common Stock with funds that
constitute the assets one or
more of the following:

       (i)	an "employee
benefit plan" as defined
in Section 3(3) of the
U.S. Employee Retirement
Income Security Act of
1974, as amended
("ERISA"), that is
subject to Title I of
ERISA;

       (ii)	an "employee
benefit plan" as defined
in Section 3(3) of ERISA
that is not subject to
either Title I of ERISA
or Section 4975 of the
Internal Revenue Code of
1986, as amended (the
"Code") (including a
governmental plan, non-
electing church plan or
foreign plan). The
Subscriber hereby
represents and warrants
that (a) its investment
in the Company: (i) does
not violate and is not
otherwise inconsistent
with the terms of any
legal document
constituting or governing
the employee benefit
plan; (ii) has been duly
authorized and approved
by all necessary parties;
and (iii) is in
compliance with all
applicable laws, and
neither the Company nor
any person who manages
the assets of the Company
will be subject to any
laws, rules or
regulations applicable to
such Subscriber solely as
a result of the
investment in the Company
by such Subscriber;

       (iii)	a plan that is
subject to Section 4975
of the Code (including an
individual retirement
account);

       (iv)	an entity
(including, if
applicable, an insurance
company general account)
whose underlying assets
include "plan assets" of
one or more "employee
benefit plans" that are
subject to Title I of
ERISA or "plans" that are
subject to Section 4975
of the Code by reason of
the investment in such
entity, directly or
indirectly, by such
employee benefit plans or
plans; or

       (v)	an entity that
(A) is a group trust
within the meaning of
Revenue Ruling 81-100, a
common or collective
trust fund of a bank or
an insurance company
separate account and (B)
is subject to Title I of
ERISA, Section 4975 of
the Code or both; or

      (b)	Not purchasing the
Common Stock with funds that
constitute the assets of any
of the entities or plans
described in Section
3.19(a)(i) through 3.19(a)(v)
above.

      3.20	The Subscriber further
represents and warrants that
neither Subscriber nor any of its
affiliates (a) have discretionary
authority or control with respect
to the assets of the Company or (b)
provide investment advice for a fee
(direct or indirect) with respect
to the assets of the Company. For
this purpose, an "affiliate"
includes any person, directly or
indirectly, through one or more
intermediaries, controlling,
controlled by, or under common
control with the person and
"control" with respect to a person
other than an individual means the
power to exercise a controlling
influence over the management or
policies of such person.

      3.21	The Subscriber confirms
that the Subscriber has been
advised to consult with the
Subscriber's independent attorney
regarding legal matters concerning
the Company and to consult with
independent tax advisers regarding
the tax consequences of investing
through the Company. The Subscriber
acknowledges that Subscriber
understands that any anticipated
United States federal or state
income tax benefits may not be
available and, further, may be
adversely affected through adoption
of new laws or regulations or
amendments to existing laws or
regulations. The Subscriber
acknowledges and agrees that the
Company is providing no warranty or
assurance regarding the ultimate
availability of any tax benefits to
the Subscriber by reason of the
Purchase.

      4.	Ownership Limitation.

      The Subscriber acknowledges
and agrees that, pursuant to the
terms of the Charter, the
Subscriber generally cannot own, or
be deemed to own by virtue of
certain attribution provisions of
the Internal Revenue Code of 1986,
as amended (the "Code"), and as set
forth in the charter, either more
than 9.8% in value or in number of
our Common Stock, whichever is more
restrictive, or more than 9.8% in
value or in number of our shares,
whichever is more restrictive. The
Charter will include additional
restrictions on ownership,
including ownership that would
result in (i) us being "closely
held" within the meaning of Section
856(h) of the Code, (ii) us failing
to qualify as a REIT, (iii) causing
any of our income that would
otherwise qualify as "rents from
real property" for purposes of
Section 856(d) of the Code to fail
to qualify as such, or (iv) our
shares being beneficially owned by
fewer than 100 persons (as
determined under Section 856(a)(5)
of the Code). The Subscriber also
acknowledges and agrees that,
pursuant to the terms of the
Charter, the Subscriber's ownership
of our Common Stock cannot cause
any other person to violate the
foregoing limitations on ownership.

      5.	Tax Forms.

      The Subscriber will also need
to complete an IRS Form W-9 or the
appropriate Form W-8, which should
be returned directly to us via the
Site. The Subscriber certifies that
the information contained in the
executed copy (or copies) of IRS
Form W-9 or appropriate IRS Form W-
8 (and any accompanying required
documentation), as applicable, when
submitted to us will be true,
correct and complete. The
Subscriber shall (i) promptly
inform us of any change in such
information, and (ii) furnish to us
a new properly completed and
executed form, certificate or
attachment, as applicable, as may
be required under the Internal
Revenue Service instructions to
such forms, the Code or any
applicable Treasury Regulations or
as may be requested from time to
time by us.

      6.	 No Advisory
Relationship.

      You acknowledge and agree that
the purchase and sale of the Common
Stock pursuant to this Agreement is
an arms-length transaction between
you and the Company. In connection
with the purchase and sale of the
Common Stock, the Company is not
acting as your agent or fiduciary.
the Company assumes no advisory or
fiduciary responsibility in your
favor in connection with the Common
Stock or the corresponding project
investments. the Company has not
provided you with any legal,
accounting, regulatory or tax
advice with respect to the Common
Stock, and you have consulted your
own respective legal, accounting,
regulatory and tax advisors to the
extent you have deemed appropriate.

      7.	 Bankruptcy.

      In the event that you file or
enter bankruptcy, insolvency or
other similar proceeding, you agree
to use the best efforts possible to
avoid the Company being named as a
party or otherwise involved in the
bankruptcy proceeding. Furthermore,
this Agreement should be
interpreted so as to prevent, to
the maximum extent permitted by
applicable law, any bankruptcy
trustee, receiver or debtor-in-
possession from asserting,
requiring or seeking that (i) you
be allowed by the Company to return
the Common Stock to the Company for
a refund or (ii) the Company be
mandated or ordered to redeem or
withdraw Common Stock held or owned
by you.

      8.	 Miscellaneous
Provisions.

      8.1	This Agreement shall be
governed by and construed in
accordance with the laws of the
State of Maryland (without regard
to the conflicts of laws principles
thereof).

      8.2	All notices and
communications to be given or
otherwise made to the Subscriber
shall be deemed to be sufficient if
sent by electronic mail to such
address as set forth for the
Subscriber at the records of the
Company (or that you submitted to
us via the Site). You shall send
all notices or other communications
required to be given hereunder to
the Company via email at
info@upsideavenue.com (with a copy
to be sent concurrently via prepaid
certified mail to: 9050 N. Capital
of Texas Highway, Suite 320,
Austin, TX 78759, Attention:
Investor Relations. Any such notice
or communication shall be deemed to
have been delivered and received on
the first business day following
that on which the electronic mail
has been sent (assuming that there
is no error in delivery). As used
in this section, "business day"
shall mean any day other than a day
on which banking institutions in
the State of Maryland are legally
closed for business.

      8.3	This Agreement, or the
rights, obligations or interests of
the Subscriber hereunder, may not
be assigned, transferred or
delegated without the prior written
consent of the Company. Any such
assignment, transfer or delegation
in violation of this section shall
be null and void.

      8.4	The parties agree to
execute and deliver such further
documents and information as may be
reasonably required in order to
effectuate the purposes of this
Agreement.

      8.5	Any term of this
Agreement may be amended and the
observance of any term of this
Agreement may be waived (either
generally or in a particular
instance and either retroactively
or prospectively), only with the
written consent of each of the
parties hereto.

      8.6	If one or more provisions
of this Agreement are held to be
unenforceable under applicable law,
rule or regulation, such provision
shall be excluded from this
Agreement and the balance of the
Agreement shall be interpreted as
if such provision were so excluded
and shall be enforceable in
accordance with its terms.

      8.7	In the event that either
party hereto shall commence any
suit, action or other proceeding to
interpret this Agreement, or
determine to enforce any right or
obligation created hereby, then
such party, if it prevails in such
action, shall recover its
reasonable costs and expenses
incurred in connection therewith,
including, but not limited to,
reasonable attorney's fees and
expenses and costs of appeal, if
any.

      8.8	This Agreement (including
the exhibits and schedules attached
hereto) and the documents referred
to herein (including without
limitation the Common Stock)
constitute the entire agreement
among the parties and shall
constitute the sole documents
setting forth terms and conditions
of the Subscriber's contractual
relationship with the Company with
regard to the matters set forth
herein. This Agreement supersedes
any and all prior or
contemporaneous communications,
whether oral, written or
electronic, between us.

      8.9	This Agreement may be
executed in any number of
counterparts, or facsimile
counterparts, each of which shall
be deemed an original, and all of
which together shall constitute one
and the same instrument.

      8.10	The titles and subtitles
used in this Agreement are used for
convenience only and are not to be
considered in construing or
interpreting this Agreement. The
singular number or masculine
gender, as used herein, shall be
deemed to include the plural number
and the feminine or neuter genders
whenever the context so requires.

      8.11	The parties acknowledge
that there are no third-party
beneficiaries of this Agreement,
except for any affiliates of the
Company that may be involved in the
issuance or servicing of Common
Stock on the Site, which the
parties expressly agree shall be
third party beneficiaries hereof.

      9.	Consent to Electronic
Delivery.

      The Subscriber hereby agrees
that the Company may deliver all
notices, financial statements,
valuations, reports, reviews,
analyses or other materials, and
any and all other documents,
information and communications
concerning the affairs of the
Company and its investments,
including, without limitation,
information about the investment,
required or permitted to be
provided to the Subscriber under
the Common Stock or hereunder by
means e-mail or by posting on an
electronic message board or by
other means of electronic
communication. Because the Company
operates principally on the
Internet, you will need to consent
to transact business with us online
and electronically. As part of
doing business with us, therefore,
we also need you to consent to our
giving you certain disclosures
electronically, either via the
Sites or to the email address you
provide to us. By entering into
this Agreement, you consent to
receive electronically all
documents, communications, notices,
contracts, and agreements arising
from or relating in any way to your
or our rights, obligations or
services under this Agreement
(each, a "Disclosure"). The
decision to do business with us
electronically is yours. This
document informs you of your rights
concerning Disclosures.

       (a)	Scope of Consent.
Your consent to receive
Disclosures and transact
business electronically, and
our agreement to do so,
applies to any transactions to
which such Disclosures relate.

       (b)	Consenting to Do
Business Electronically.
Before you decide to do
business electronically with
us, you should consider
whether you have the required
hardware and software
capabilities described below.

       (c)	Hardware and
Software Requirements. In
order to access and retain
Disclosures electronically,
you must satisfy the following
computer hardware and software
requirements: access to the
Internet; an email account and
related software capable of
receiving email through the
Internet; a web browser which
is SSL-compliant and supports
secure sessions; and hardware
capable of running this
software.

       (d)	How to Contact Us
Regarding Electronic
Disclosures. You can contact
us via email at
info@upsideavenue.com. You may
also reach us in writing at
the following address: 9050 N.
Capital of Texas Highway,
Suite 320, Austin, TX 78759,
Attention: Investor Relations.
You agree to keep us informed
of any change in your email or
home mailing address so that
you can continue to receive
all Disclosures in a timely
fashion. If your registered e-
mail address changes, you must
notify us of the change by
sending an email to
info@upsideavenue.com. You
also agree to update your
registered residence address
and telephone number on the
Sites if they change. You will
print a copy of this Agreement
for your records, and you
agree and acknowledge that you
can access, receive and retain
all Disclosures electronically
sent via email or posted on
the Site.

      10.	Consent to Electronic
Delivery of Tax Documents.

       (a)	Please read this
disclosure about how we will
provide certain documents that
we are required by the
Internal Revenue Service (the
"IRS") to send to you ("Tax
Documents") in connection with
your Common Stock. A Tax
Document provides important
information you need to
complete your tax returns. Tax
Documents include Form 1099.
Occasionally, we are required
to send you CORRECTED Tax
Documents. Additionally, we
may include inserts with your
Tax Documents. We are required
to send Tax Documents to you
in writing, which means in
paper form. When you consent
to electronic delivery of your
Tax Documents, you will be
consenting to delivery of Tax
Documents, including these
corrected Tax Documents and
inserts, electronically
instead of in paper form.
       (b)	Agreement to Receive
Tax Documents Electronically.
By executing this Agreement on
the Site, you are consenting
in the affirmative that we may
send Tax Documents to you
electronically. If you
subsequently withdraw consent
to receive Tax Documents
electronically, a paper copy
will be provided. Your consent
to receive the Tax Documents
electronically continues for
every tax year until you
withdraw your consent.

       (c)	How We Will Notify
You That a Tax Document is
Available. You will receive an
electronic notification via
email when your Tax Documents
are ready for access on the
Site. Your Tax Documents are
maintained on the Sites
through at least October 15 of
the applicable tax year, at a
minimum, should you ever need
to access them again.

       (d)	 Your Option to
Receive Paper Copies. To
obtain a paper copy of your
Tax Documents, you can print
one by visiting the Site. You
can also contact us at
info@upsideavenue.com and
request a paper copy.

       (e)	Withdrawal of
Consent to Receive Electronic
Notices. You can withdraw your
consent before the Tax
Document is furnished by
mailing a letter including
your name, mailing address,
effective tax year, and
indicating your intent to
withdraw consent to the
electronic delivery of Tax
Documents to:

Multi-Housing Income REIT, Inc.
Attn: Investor Relations
9050 N. Capital of Texas Highway,
Suite 320 Austin, TX 78759
www.upsideavenue.com

If you withdraw consent to
receive Tax Documents
electronically, a paper copy
will be provided. Your consent
to receive the Tax Documents
electronically continues for
every tax year until you
withdraw your consent.

       (f)	 Termination of
Electronic Delivery of Tax
Documents. We may terminate
your request for electronic
delivery of Tax Documents
without your withdrawal of
consent in writing in the
following instances:

     *	You don't have a
password for your Company
account

     *	Your Company account
is closed

     *	You were removed
from the Company account

     *	Your role or
authority on the Company
account changed in a manner
that no longer allows you to
consent to electronic delivery

     *	We received three
consecutive email
notifications that indicate
your email address is no
longer valid

     *	We cancel the
electronic delivery of Tax
Documents

       (g)	 You Must Keep Your
E-mail Address Current With
Us. You must promptly notify
us of a change of your email
address. If your mailing
address, email address,
telephone number or other
contact information changes,
you may also provide updated
information by contacting us
at info@upsideavenue.com.

       (h)	Hardware and
Software Requirements. In
order to access and retain Tax
Documents electronically, you
must satisfy the computer
hardware and software
requirements as set forth
above in Section 9(c) of this
Agreement. You will also need
a printer if you wish to print
Tax Documents on paper, and
electronic storage if you wish
to download and save Tax
Documents to your computer.

      11.	Limitations on Damages.

IN NO EVENT SHALL THE COMPANY BE
LIABLE TO THE SUBSCRIBER FOR ANY
LOST PROFITS OR SPECIAL,
CONSEQUENTIAL OR PUNITIVE DAMAGES,
EVEN IF INFORMED OF THE POSSIBILITY
OF SUCH DAMAGES. THE FOREGOING
SHALL BE INTERPRETED AND HAVE
EFFECT TO THE MAXIMUM EXTENT
PERMITTED BY APPLICABLE LAW, RULE
OR REGULATION.

      12.	Governing Law. This
Subscription Agreement shall be
governed and controlled as to the
validity, enforcement,
interpretations, construction and
effect and in all other aspects by
the substantive laws of the State
of Maryland, without regard to the
conflicts of law provisions hereof.

      13.	Authority. By executing
this Agreement, you expressly
acknowledge that you have reviewed
this Agreement and the Offering
Circular for this particular
subscription.

Entity:
	Individual:

By: ______________________________
	By:
______________________________
Name: ___________________________
	_		Name:
___________________________	_
Title:
_____________________________
	Title:
_____________________________
Date: _____________________________
		Date:
_____________________________
Contact:
___________________________
	Contact:
___________________________
	____________________________

	____________________________
	____________________________

	____________________________

  For purposes of this Section 3.18, the terms
  "Related Person","Prohibited Investor",
  "Senior Foreign Political Figure", "Close Associate", "Non-Cooperative Jurisdiction" and "Foreign Shell Bank" shall have the meanings described below; "Close Associate of a Senior Foreign Political Figure" shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; "Foreign Shell Bank" shall mean a Foreign Bank without a presence in any country.